UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2007

SP HOLDING CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

601 Union Street, Suite 3700

Seattle, Washington  98101

(Address of Principal Executive Offices)

(206) 838-4670

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The $6.5 million private placement previously reported by SP Holding Corporation (the “Company”) in a Current Report on Form 8-K was increased to approximately $6.9 million, all of which was received by the Company.

Item 4.01 Change in Registrant’s Certifying Accountant

(a) The Company has informed De Leon & Company, P.A. (“De Leon & Company”), its independent registered public accounting firm, that the Company has dismissed De Leon & Company and has engaged a new independent registered public accounting firm.  The new independent registered public accounting firm is Rose, Snyder & Jacobs.  The decision was approved by the Company’s Board of Directors on February 27, 2007.

The reports of De Leon & Company on the Company’s financial statements for the fiscal years ended December 30, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, except that the reports stated that they were prepared assuming that the Company will continue as a going concern, as to which the Company’s recurring operating losses raised substantial doubt. During the Company’s fiscal years ended December 30, 2005 and 2004 and the subsequent interim period preceding the termination, there were no disagreements with De Leon & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of De Leon & Company, would have caused De Leon & Company to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that, within ten (10) business days from the date of filing of this report, De Leon & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a).

(b)  On February 27, 2007, the Company engaged Rose, Snyder & Jacobs as the Company’s new independent accountants.  During the two most recent fiscal years and the interim period preceding the engagement of Rose, Snyder & Jacobs, the Company has not consulted with Rose, Snyder & Jacobs regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SP HOLDING CORPORATON

Date: February 28, 2007	By:	/s/ Jonathan Wernick
Jonathan Wernick
Chief Financial Officer